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                                                                    EXHIBIT 10.2

                           BANK OF THE OZARKS, INC.
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     1.   Purpose.  The purpose of the Non-Employee Stock Option Plan (the
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"Plan") is to attract and retain the services of qualified non-employee directors of Bank of the Ozarks, Inc. (the "Company") and to provide them with incentives to put forth maximum efforts for the success of the Company's business and to serve the best interests of the Company's stockholders. All options granted under the Plan are intended to be nonstatutory stock options.

     2.   Eligibility.
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          (a)   Each person who is not otherwise an employee of the Company, or any subsidiary, and who shall have been elected, appointed or serving as a director of the Company on the effective date of the Company's initial public offering for its shares of Common Stock (as defined) (the "IPO Date") shall be granted on such IPO Date (the "Initial Grant Date") options to purchase 1,000 shares of the Company's common stock, $.01 par value (the "Common Stock").

          (b) Each person who is not otherwise an employee of the Company, or any subsidiary, and who shall have been elected a director of the Company at each annual meeting of stockholders shall automatically be granted options to purchase 1,000 shares of Common Stock on the first business day immediately following such annual meeting (each a "Subsequent Grant Date"), commencing with the Company's annual meeting of stockholders held in 1998.

          (c) Each person who is not otherwise an employee of the Company, or any subsidiary, and who shall have been elected or appointed for the first time as a director of the Company on a date other than the IPO Date or an annual meeting date, shall be granted options to purchase shares of Common Stock (in an amount not to exceed 1,000 shares) as the Board of Directors of the Company (the "Board") may determine in its discretion.

     3.   Grants of Stock Options.  The grants of stock options under this Plan
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shall be made in accordance with the provisions set forth below:

          (a) Each grant will specify the purchase price per share payable on exercise of an option granted pursuant to this Plan. Such purchase price shall not be less than 100% of the "fair market value" per share of the Common Stock on the date of grant. For purposes of this Plan, "fair market value" shall be determined (i) with respect to options granted on the IPO Date, based upon the initial public offering price of the shares sold by the Company on such IPO Date or (ii) with respect to options granted on any other date, on the basis of the average of the highest reported asked price and the lowest reported bid price on The Nasdaq Stock Market, Inc.'s National Market, or any successor market.
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          (b) Each stock option granted under this Plan shall immediately vest on the date on which such stock option is granted.

          (c) No stock option granted under this Plan shall be exercisable after the expiration of ten (10) years from the date of its grant.

          (d) Each stock option granted under this Plan (and the shares of Common Stock to be received upon exercise of such stock option) may be subjected to such transfer and other restrictions as the Board may determine, including such restrictions as may be necessary to comply with applicable federal and state securities law.

          (e) Each grant will be evidenced by a stock option agreement executed on behalf of the Company by the Chief Executive Officer (or another officer designated by the Board) and delivered to the optionee and containing such further terms and provisions, consistent with the Plan, as the Board may approve.

     4.   Termination.  If an optionee ceases to be a director for any reason,
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any option held by such person may be exercised at any time within 90 days after the date on which such person ceased to be a director. After such 90 day period, the option shall terminate without notice.

     5.   Adjustments.  Each grant will make or provide for such adjustments in
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the number of shares of Common Stock covered by outstanding stock options granted hereunder, in the option price applicable to any such stock options, and/or in the kind of shares covered thereby (including shares of another issuer), as is equitably required to prevent dilution or enlargement of the rights of optionees under the Plan that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing. Any fractional shares resulting from the foregoing adjustments will be eliminated.

     6.   Withholding of Taxes.  To the extent that the Company is required to
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withhold federal, state, local or foreign taxes in connection with any benefit realized by an optionee under the Plan, or is requested by an optionee to withhold additional amounts with respect to such taxes, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the realization of such benefit that the optionee make arrangements satisfactory to the Company for payment of the balance of such taxes required or requested to be withheld. In addition, if permitted by the Board, an optionee may request to have any withholding obligation of the Company satisfied with shares of Common Stock that would otherwise be transferred to the optionee on exercise of the stock option.

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     7.   Effectiveness of Plan.  This Plan shall be effective upon the
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effective date of the Company's initial public offering.

     Adopted by the undersigned Board of Directors this 22nd day of May, 1997.


                              /s/ George G. Gleason, II
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                              George G. Gleason, II


                              /s/ Linda D. Gleason
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                              Linda D. Gleason


                              /s/ Mark Ross
                              ------------------------------------
                              Mark Ross



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